UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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GCP APPLIED TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following email was distributed to employees of GCP Applied Technologies Inc. on May 18, 2020.

Dear Colleagues,

I’m writing to provide an update on our proxy contest with Starboard. Last week, proxy advisory firm Institutional Shareholder Services (ISS) issued a recommendation in favor of supporting six of Starboard’s nominees at our upcoming Annual Meeting of Stockholders. While we are disappointed with this outcome, I wanted to put this news in context for you.

Proxy advisory firms provide institutional investors with research, data and recommendations on shareholder votes like this one. Members of our Board of Directors and management team had an opportunity to meet with ISS to share why we believe our director nominees are best positioned to oversee the continued execution of our strategic plan to further drive GCP’s strong business momentum.

While disappointing, this is consistent and unsurprising given ISS’s track record of support for Starboard in previous situations. We believe that the ISS recommendation ignores the expertise and skills of the Company’s substantially refreshed Board, as well as the Company’s positive business momentum, as demonstrated by GCP’s first quarter earnings results, our best Q1 performance since 2016.

It is important to note that while shareholders may take into consideration the recommendation of ISS, they do not determine the outcome of a proxy contest – instead, it is up to shareholders, including you, to decide how to vote.

As we approach the Annual Meeting on May 28, members of the Board and management team will continue to meet and engage with the investment community to highlight the strength of our director nominees and the progress we are making at GCP.

If you are currently a GCP shareholder, and have not yet voted, we recommend you vote “FOR” all 10 of GCP’s director nominees on the BLUE proxy card. Every vote is important – regardless of how many shares you own.

Thank you for your continued hard work and dedication during these extraordinary times.

Sincerely,

Randy

Additional Information

GCP has filed a definitive proxy statement and BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders. GCP STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD, AS THEY CONTAIN OR WILL CONTAIN (IN THE CASE OF AMENDMENTS OR SUPPLEMENTS) IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement (and any amendments or supplements thereto) and other documents filed by GCP with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

GCP, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from GCP’s stockholders in connection with the matters to be considered at the 2020 Annual Meeting. Information regarding the ownership of GCP’s directors and executive officers in GCP stock is included in their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement (and any amendments and supplements thereto) filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statements Regarding Forward-Looking Information

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of management of GCP, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other factors affecting the operation of the businesses of GCP. More detailed information about these factors may be found in filings made by GCP with the Securities and Exchange Commission, including Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. GCP is under no obligation to, and expressly disclaims any such obligation to, update or alter forward-looking statements, whether as a result of new information, future events, or otherwise.